Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): NOVEMBER 30, 2000
                                  -------------


                             CGI HOLDING CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      NEVADA               33-19980-D                       87-0450450
   -------------          ----------------             ----------------------
     (State of            (Commission file                 (IRS Employer
   incorporation)              Number)                 Identification Number)


               8400 BROOKFIELD AVENUE, BROOKFIELD, ILLINOIS 60513
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (708) 387-0900
                                 --------------
Item 2.           Acquisition or Disposition of Assets.

Roli Ink Corporation ('RIC'), a Wisconsin corporation and a wholly-owned subsidiary of CGI Holding Corporation, a Nevada corporation, has sold substantially all of its assets to Braden-Sutphin Ink Company ('Purchaser'), an Ohio corporation. The closing of the sale occurred as of November 13, 2000 (the 'Closing Date') and the payment of the purchase price for the assets occurred on November 15, 2000 (the 'Funding Date'). The assets sold included accounts receivable, inventory, fixed assets, intellectual property, rights under certain contracts and goodwill. In exchange for such assets, on the Funding Date RIC received $2,168,583 in cash and the Purchaser paid down $236,148 of the liabilities of RIC. The cash received by RIC on the Funding Date was calculated as follows: (a) $1,700,000, plus (b) $407,955 (the value of the accounts receivable of RIC as of the Closing Date), plus (c) $212,596 (the value of the inventory of RIC as of the Closing Date), minus (d) $151,968 ($240,000 less the amount of the trade payables of RIC as of the Closing Date). The calculation of the value of the accounts receivable and inventory of RIC as of the Closing Date is subject to post-closing adjustment.

In addition to the above, RIC shall receive additional consideration for such assets based upon adjusted 'Earnings Before Taxes of the Business' ('EBTB') for the twelve months ending December 31, 2000, calculated as follows:

                  EBTB                               Additional
                  (as adjusted)                      Consideration
                  -------------------                -------------
                  LESS THAN $600,000                          $0
                  $600,000-$670,000                      $75,000
                  GREATER THAN$670,000                  $150,000

The terms of the transaction are more particularly set forth in the Asset Purchase Agreement attached hereto.




         TABLE OF CONTENTS


SECTION 1............................DEFINITIONS
         1.1...........................................................Code
         1.2...................................................Contaminants
         1.3........................................................Damages
         1.4..........................................Employee Benefit Plan
         1.5..........................................................ERISA
         1.6...........................................................GAAP
         1.7..........................................Intellectual Property
         1.8..........................................Interim Balance Sheet
         1.9......................................................Inventory
         1.10..........................................................Lien
         1.11............Material Adverse Effect or Material Adverse Change
         1.12..................................................Pension Plan
         1.13...........................................Permitted Exception
         1.14..........................................................Plan
         1.15..........................................[INTENTIONALLY BLANK]
         1.16............................................Seller's Knowledge
         1.17...........................................................Tax
         1.19..................................................Welfare Plan
         1.20.......................................Year-End Balance Sheets
         1.21.............................Year-End Statements of Cash Flows
         1.22.................................Year-End Statements of Income
         1.23.................................Year-End Financial Statements

SECTION 2.  PURCHASE AND SALE OF ASSETS
         2.1..............................................Purchase and Sale

SECTION 3.  ASSETS EXCLUDED
         3.1................................................Excluded Assets

SECTION 4.  PURCHASE PRICE; ADJUSTMENT; PAYMENT
         4.1.................................................Purchase Price
         4.2......................................Purchase Price Adjustment.
         4.3......................................Assumption of Liabilities
         4.4...................................Accounts Receivable Turnback.
         4.5...................................Allocation of Purchase Price
         4.6................................................Closing Payment
         4.7.......................................Contingent Consideration
         4.8.................................Liabilities Retained by Seller

SECTION 5   REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER
         5.1....................................Status of Parent and Seller
         5.2...........................................[INTENTIONALLY BLANK]
         5.3............................................Ownership of Seller
         5.4..........................................Authorization of Sale
         5.5.................Binding Nature and Enforceability of Agreement
         5.6.....................................................Good Title
         5.7...........................Compliance with Laws: Authorizations
         5.8.........................................Tax Returns and Audits
         5.9..................................................No Other Sale
         5.10.....................................................Contracts
         5.11.............................Compliance with Assumed Contracts
         5.12.............................................Financial Matters
         5.13....................................Normal Conduct of Business
         5.14..........................................[INTENTIONALLY BLANK]
         5.15..........................................[INTENTIONALLY BLANK]
         5.16..........................................[INTENTIONALLY BLANK]
         5.17..........................................[INTENTIONALLY BLANK]
         5.18..........................................Purchase Commitments
         5.19............................................Employment Matters
         5.20........................................Employment Termination
         5.21.....................................................Insurance
         5.22.......................................No Conflict of Interest
         5.23...................................Leased Assets; Other Assets
         5.24.................................................Real Property
         5.25....................................Tangible Personal Property
         5.26.........................................Intellectual Property
         5.27.............................................Employee Benefits
         5.28.........................................Environmental Matters.
         5.29.......................................Business Records Intact
         5.30...............................Customer and Supplier Relations
         5.31.....................................................Suppliers.
         5.32........................................[INTENTIONALLY OMITTED]
         5.33......................................Prepayments and Deposits
         5.34....................................................Insolvency
         5.35......................................................Consents
         5.36...........................................Brokers and Finders
         5.37.............................................No Foreign Person

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF PURCHASER
         6.1............................................Status of Purchaser
         6.2..........................................Authorization of Sale
         6.3.................Binding Nature and Enforceability of Agreement
         6.4.......................................................Consents
         6.5............................................Brokers and Finders

SECTION 7.  SURVIVAL; ACCURACY AND COMPLETENESS; INDEMNITY
       7.1.Survival of Representations and Warranties; Accuracy and Completeness
       7.2.....................Parent's and Seller's Indemnification and Defense
       7.3...............................Purchaser's Indemnification and Defense
       7.4........................................Limitations on Indemnification

SECTION 8.  RESOLUTION OF CLAIMS AND DISPUTES
         8.1.........................................................Claims
         8.2.........................................Resolution of Disputes


SECTION 9.  RESTRICTIVE COVENANTS OF PARENT AND SELLER
         9.1.................................................Noncompetition
         9.2...........Nondisclosure and Non Use of Proprietary Information
         9.3................................................Noninterference
         9.4.......................................................Remedies
         9.5.......................................Reformation of Agreement
         9.6....................................................Definitions
         9.7......................................Independence of Covenants

SECTION 10. [INTENTIONALLY BLANK]

SECTION 11.  ADDITIONAL COVENANTS OF THE PARTIES
         11.1.....................................Publicity and Disclosure.
         11.2.......................Amendment of Articles of Incorporation.
         11.3.............................................COBRA Compliance.
         11.4...........................................Employment Matters.
         11.5.........................................Post-Closing Notices

SECTION 12.  PRORATION OF ADVANCED PAYMENTS AND LIABILITIES

SECTION 13.  CLOSING
         13.1........................................................Time
         13.2...................................Deliveries at the Closing
         13.3.......................................................Place.

SECTION 14  MISCELLANEOUS
         14.1................................................Further Acts
         14.2..................................................Assignment
         14.3..........................................Situs of Agreement
         14.4..........................................Further Assurances
         14.5........................Assignment of Contracts, Rights, Etc
         14.6...........................................Product Liability
         14.7..................Investigation Will Not Constitute A Waiver
         14.8................................................Counterparts
         14.9..........................................Partial Invalidity
         14.10...........................................Entire Agreement
         14.11.......................................Additional Documents
         14.12...............................................No Amendment
         14.13...............................................Time Periods
         14.14......................................Rules of Construction
         14.15...............................No Third Party Beneficiaries
         14.16....................................................Notices
         14.17....................................................Binding

 November 10, 2000

                                              ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ('Agreement') is made as of November 13, 2000, at Cleveland, Ohio, among CGI HOLDING CORPORATION, a Nevada corporation ('Parent'), ROLI INK CORPORATION, a Wisconsin corporation ('Seller'), and BRADEN SUTPHIN INK, an Ohio corporation or its designated wholly-owned subsidiary ('Purchaser').
                                                W I T N E S S E T H:

WHEREAS, Parent owns all of the shares of Seller and will benefit from Seller's sale of assets provided for in this Agreement; and

WHEREAS, Seller is presently is in the business of manufacturing and selling custom blended water based flexographic printing inks and conducting related activities incident to the manufacture and sale thereof (the 'Business'); and

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase substantially all of the assets of Seller, including the goodwill and going concern value of Seller's Business; and

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1        SECTION .         DEFINITIONS

1.1  Code - means the Internal Revenue Code of 1986, as amended.

1.2 Contaminants - means (i) any substance defined as hazardous under CERCLA @101(14), (ii) any other substance deemed hazardous by the United States Environmental Protection Agency under CERCLA @102(a), (iii) petroleum (including crude oil or any fraction), (iv) any substance deemed hazardous pursuant to RCRA @1004(5), (v) infectious waste, (vi) any material that is or may become radioactive, or any radon gas, (vii) asbestos-containing material, including friable asbestos, (viii) transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, or (ix) any other hazardous or toxic substance, chemical, material, matter, compound, mixture, solution, element, pollutant, or waste regulated under any Environmental Law.

1.3 Damages - means any claims, actions, demands, losses, costs, expenses, liabilities, interest and penalties, including reasonable legal counsel fees, costs of litigation (including discovery costs and reasonable expert fees incurred during litigation or any dispute resolution proceeding), and fees reasonably incurred investigating or attempting to avoid any damages, or opposing the imposition of any costs, expenses, interest or penalties.

1.4 Employee Benefit Plan - means any employee benefit plan within the meaning of ERISA @ 3(3), other than a Multiemployer Plan.

1.5 ERISA - means the Employee Retirement Income Security Act of 1974, as amended.

1.6 GAAP - means generally accepted accounting principles as determined by the Financial Accounting Standards Board. All references in this Agreement to financial statements prepared in accordance with GAAP means in accordance with GAAP consistently applied throughout the periods to which reference is made.

1.7 Intellectual Property - means any tradenames, trade marks, service marks, copyrights and works of authorship, know-how, and all registrations and applications for the foregoing, and all licenses or license rights related to, or based upon, the foregoing, software licenses and know-how licenses, trade secrets, confidential information and other proprietary information, fictitious names, assumed names, all domestic and foreign patents and patent rights, industrial models and all United States and foreign patent rights covered by, disclosed in or otherwise related to any patents, all registrations and applications for patents, and all reissues, divisions, continuations-in-part, re-examinations, and extensions of patents, together with the right to sue for past infringement and improper, unlawful, or unfair use of any of the foregoing.

1.8 Interim Balance Sheet - means Seller's balance sheet dated September 30, 2000, attached as Schedule 1.8.

1.9 Inventory - means all of Seller's raw materials, supplies, work-in-process, semi-finished and finished goods, rights to goods in transit, but excluding damaged or defective goods or supplies, obsolete items and items and materials not usable in the ordinary course of the business.

1.10 Lien - means any mortgage, security interest, adverse judgment, pledge, encumbrance, charge, imposition of any nature other than a Permitted Exception on any property securing the payment of a liability.

1.11 Material Adverse Effect or Material Adverse Change - means an event that has a material adverse effect on, or change in, the condition (financial or other) business, results of operations, prospects, assets, liabilities, or operations of the Business or the Purchased Assets.

1.12 Pension Plan - means a'Pension Plan' or an 'Employee Pension Benefit Plan' or any other retirement plan as defined in ERISA @3(2) and the applicable Regulations.

1.13 Permitted Exception - means any Lien, Damage, condition, fact or occurrence listed in Schedule 1.13.

1.14 Plan - means any employment, noncompetition, management, agency, or consulting agreement, bonus, profit sharing, deferred compensation, incentive, stock option, stock ownership, or stock purchase plan, or other similar plan, severance pay plan, policy, or arrangement intended to provide Seller's employees (or any of them) with an economic benefit, whether in written form, which does not constitute an Employee Benefit Plan or a Multiemployer Plan.

1.15 [INTENTIONALLY BLANK]

1.16 Seller's  Knowledge - means actual knowledge of Seller's Officers listed on
Schedule 1.16.

1.17 Tax - means any Government charge, including any tax, assessment, levy, or fee, and all associated interest and penalties.

1.18 Transaction - means the sale, transfer and conveyance of the Purchased Assets and Business in exchange for the purchase price as described in this Agreement.

1.19 Welfare Plan - means a 'Welfare Plan' or an 'Employee Welfare Benefit Plan' as defined in ERISA @ 3(1) and the applicable Regulations.

1.20 Year-End Balance Sheets - means the balance sheets for Seller's two fiscal years ending before the date of the Interim Balance Sheet, attached as Schedule 1.20.

1.21 Year-End Statements of Cash Flows - means the statements of cash flows and statements of change in financial position, for Seller's two fiscal years ending before the date of the Interim Balance Sheet, attached as Schedule 1.21.

1.22 Year-End Statements of Income - means the statements of income for Seller's two fiscal years ending before the date of the Interim Balance Sheet, attached as Schedule 1.22.

1.23 Year-End Financial Statements - means the aggregate of the Year-End Balance Sheets, Year-End Income Statements, and Year-End Statements of Cash Flows.


2 SECTION . PURCHASE AND SALE OF ASSETS

2.1 Purchase and Sale.

Seller will sell, convey, transfer, and assign to Purchaser, at the Closing, by bill of sale, assignment, or other appropriate instruments, free of all Liens (other than Permitted Exceptions), and at the Closing, subject to this Agreement, Purchaser will purchase and take title to certain property owned by Seller. The property sold and purchased under this Agreement is collectively referred to as the 'Purchased Assets.' Except as specifically provided in this Agreement, the Purchased Assets include all of the following property owned by Seller as of the Closing Date:

(a) All accounts receivable (billed or unbilled) that arose in the ordinary course of the Business 'Accounts Receivable'), excluding any amounts owing from Parent or any entity related to Parent;

(b) All Seller's Inventory;

(c) Prepaid expenses as listed on Schedule 2.1(c), subject to proration as provided in Section 12;

(d) All other fixed assets, including all machinery, equipment, tooling, and parts relating to the same, containers, furniture, furnishings, and computer hardware and software (including source codes). Assets having a book value in excess of $1,000.00 are listed on Schedule 2.1(d);

(e) All right, title and interest in and to all of Seller's contracts that are listed on Schedule 5.10;

(f) The customer list of the Business;

(g) All manuals, charts, instructions of application, files, records, signs, customer and marketing data, engineering data, plans, blueprints, papers, records pertaining to customers and vendors, and copies of accounting and employee records and data used in the Business;

(h) All Intellectual Property owned by Parent or Seller and used in the Business, including that listed on Schedule 2.1(h), specifically including all rights to the use of the name ROLI INK in any form. Parent and Seller will cause to be prepared and filed any forms of assignment necessary to transfer and assign any Intellectual Property;

(i) All assignable federal, state, county, municipal or foreign government (collectively 'Government') consents, licenses, grants or authorizations (collectively 'Authorizations') that relate to, or that are used by Seller in connection with the Business;

(j) All supplies, including stationery and other office supplies;

(k) All rights to any leasehold improvements;

(l) All telephone, fax, and telex numbers, post office box numbers, and listings pertaining to the Business in all telephone books and directories, stationery, forms, labels, shipping material, catalogs, brochures, art work, photographs, and advertising and promotional materials;

(m) All assignable rights under third-party manufacturers' warranties for, to, or on behalf of Seller;

(n) All claims for or on behalf of Seller as to which Seller is a judgment creditor;

(o) All chooses in action or claims that pertain to or arise out of the Purchased Assets or the Business, including those held by Parent;

(p) Any goodwill and going concern value of the Business; and

The list of property set forth above is not intended by the parties to be an exhaustive or exclusive listing of the Purchased Assets. Rather, the parties intend that Purchaser acquire all property, property rights, and assets, other than Excluded Assets described in Section 3, owned by Seller or Parent and used in the operation of the Business, irrespective of whether the property, assets or rights are described or disclosed in this Agreement, and regardless of whether the property or assets have been written off the books and records of account of Parent or Seller.


3        SECTION .  ASSETS EXCLUDED

3.1 Excluded Assets.

This Agreement excludes from purchase and sale the following assets ('Excluded Assets') owned by Parent or Seller which relate to the Seller, its Business, or operations:

(a) Seller's cash on hand or in bank or other accounts.

(b) All rights to Tax refunds and prepaid unemployment compensation premiums;

(c) Seller's Corporate minute book, stock records, and tax returns, original accounting and employee records, and other similar corporate books and records of Seller, (provided copies of same are included among the Purchased Assets);

(d) Any shares of Seller's capital stock held in its treasury;

(e) Rights in pending litigation;

(f) All prorations and allocations pursuant to Section 12; and

(g) Any account receivable or other indebtedness from Parent or any person or entity related to Parent.


4 SECTION . PURCHASE PRICE; ADJUSTMENT; PAYMENT

4.1 Purchase Price.

The tentative purchase price for the Purchased Assets ('Tentative Purchase Price') payable at Closing will be that amount equal to the sum of:

(a) One Million Seven Hundred Thousand Dollars ($1,700,000), plus

(b) The net value of Accounts Receivable, as shown on Seller's books on the Closing Date, and Inventory as shown on the Interim Balance Sheet, plus

(c) An amount equal to $240,000, minus the amount of trade accounts payable on the Interim Balance Sheet assumed by Purchaser pursuant to Section 4.3.1.

4.2 Purchase Price Adjustment.

The Tentative  Purchase Price will be adjusted after the Closing.  No later than
(15) days after the Closing ('Purchase Price Adjustment Date'), Seller will cause Poulos & Bayer, Ltd., Seller's independent accountants, ('Seller's Accountants'), to deliver to Purchaser an itemization of the Accounts
Receivable, trade accounts payable, and Inventory of the Seller as of the Closing Date (the 'Closing Balance Sheet')and a calculation of the net value of Accounts Receivable and Inventory (the 'Closing Amount').

4.2.1 Inventory. Inventory on the Closing Balance Sheet will be determined by Purchaser, Seller and Parent conducting an actual physical count of Seller's Inventory (the'Closing Inventory') beginning on the Friday before the Closing Date. Immediately thereafter, and not later than the Purchase Price Adjustment Date, defined in Section 4.2, Seller and Parent will price and value the Closing Inventory in accordance with Seller's historical practices. The amount of Inventory so determined will be used by Seller's Accountant's for the Inventory entry on the Closing Balance Sheet.

4.2.2 Accounts Receivable. Accounts Receivable will be valued at their face value on the Closing Balance Sheet. Any Accounts Receivable turned back, pursuant to Section 4.4, will be valued in the same way for purposes of the AR Resale.

4.2.3 Review and Cooperation. Purchaser, its independent accountants, and its other representatives will have the right to review the Closing Balance Sheet. Seller will cooperate in the review process and will provide them reasonable access to Seller's Accountant's and to all information used in the preparation of the Closing Balance Sheet.

4.2.4 Dispute Resolution. Pursuant to Purchaser's review, no later than (15) days after its receipt of the Closing Balance Sheet, if Purchaser disagrees with the Closing Balance Sheet, Purchaser must deliver to Seller a notice (the 'Dispute Notice') describing any item or amount in the Closing Balance

Sheet that is disputed by Purchaser. If Purchaser does not deliver a Dispute Notice to Seller, then the Closing Balance Sheet will be deemed to be final and binding on the parties.

The parties will attempt to resolve any dispute, but if they cannot do so within 30 days after the date of receipt of the Dispute Notice, then the parties will jointly select an independent accountant to do so. If the parties cannot agree on the appointment of the independent accountant, the independent accountant will be selected at random from a list comprised of two firms chosen by Seller and two firms chosen by Purchaser, which firms must not have been engaged by Seller, Purchaser or any of their affiliates during the prior 3 years. The determination of the Closing Amount on the Closing Balance Sheet made by the independent accountant will be final and binding on the parties. Purchaser, on the one hand, and Seller, on the other, will share equally the cost of retaining the independent accountant.

4.2.5 Adjustment Payment. No later than 10 days after the final determination of the Closing Amount pursuant to Section 4.2.3 above, the following payments, as applicable, must be made by wire transfer of immediately available funds:

(i) if the Closing Amount allocated for Seller's Accounts Receivable and Inventory on the Closing Balance Sheet is greater than the portion of Tentative Purchase Price allocated for Seller's Accounts Receivable and Inventory, then Purchaser will pay to Seller the difference between the two; or

(ii) if the Closing Amount allocated for Seller's Accounts Receivable and Inventory on the final Closing Balance Sheet is less than the portion of
Tentative Purchase Price allocated for Seller's Accounts Receivable and Inventory, then Seller will pay to Purchaser the difference between the two;

provided, however, that in either case no payment will be required by any party unless the difference between the applicable amounts is at least $1,000.00 (in which event payment of the full amount of the difference will be required).

4.3 Assumption of Liabilities.

Purchaser will assume, be responsible for and indemnify, hold harmless and defend Seller from and against the following liabilities (collectively, the 'Assumed Liabilities'):

4.3.1 Trade accounts payable, shown on the Interim Balance Sheet and as finally determined on the Closing Balance Sheet;

4.3.2 Liabilities of Seller incurred after the Interim Balance Sheet through the Closing Date of the nature of the liabilities described in Section 4.3.1 so long as the liabilities described in Section 4.3.1, plus 4.3.2, together with payments made pursuant to Section 4.1(c), do not exceed $240,000.00;

4.3.3 Liabilities under Contracts designated on Schedule 5.10 as Assumed Contracts or otherwise relating to the ownership of the Purchased Assets or the operation of the Business arising from events after the Closing Date;

4.3.4 Liabilities relating to product liabilities described in Section 14.6 that are listed on Schedule 4.3.4.

4.4 Accounts Receivable Turnback.

Notwithstanding any payments by Purchaser, finality of the Closing Balance Sheet or other provisions of Section 4.2, all or any part of the Accounts Receivable sold to Purchaser that have not been paid by the 61st day after the Closing Date, at Purchaser's option, may be transferred back to Seller and Parent (the 'AR Resale') at one or more times on or before the 120th day after the Closing Date at a purchase price equal to the amount remaining unpaid on each account receivable that is the subject of each AR Resale.

4.5 Allocation of Purchase Price.

Purchaser and Seller will make an allocation of the Purchase Price among the Purchased Assets in accordance with Exhibit 4.5 Purchaser and Seller will prepare and file tax returns consistent with Exhibit 4.5.

4.6 Closing Payment

The Tentative Purchase Price will be paid by Purchaser to Seller in cash wire transfer at Closing.

4.7 Contingent Consideration.

4.7.1 In addition to the above, Purchaser will pay Seller additional consideration for the Purchased Assets based on the 'Earnings Before Taxes of the Business' ('EBTB') for the twelve months ending December 31, 2000, adjusted as provided in Section 4.7.2.

4.7.2 For the purposes of calculating the additional consideration, EBTB is adjusted as follows:

a) All transactions not in Seller's ordinary course of business will be excluded.

b) The salary paid to John Giura and the car lease payments paid on his behalf will be added back to EBTB to the extent the foregoing items were deducted in arriving at EBTB.

4.7.3 The amount of the additional consideration is as follows:


                             EBTB
                             Additional
                            (as adjusted)                   Consideration

                           less then $600,000             $           0
                           $600,000-$670,000              $  75,000
                           greater then $670,000          $150,000

4.7.4 Additional consideration for the Purchased Assets will be due and payable ten (10) days after Seller delivers to Purchaser documentation reasonably calculating and supporting the calculation of any amount due. For the purposes of calculating EBTB and for the purposes of calculating any additional consideration, EBTB will be calculated for any time the Business is owned by Purchaser in the same manner as if Seller had continued to own and operate the Business.

4.8 Liabilities Retained by Seller.

Purchaser is not liable for the payment or  performance  of any of the following
which  are   retained   by  Seller   and/or   Parent   (collectively   'Retained
Liabilities');

4.8.1 Any liabilities and amounts owed to Seller's employees, agents, contractors, or sales representatives, arising out of employment or agency relationships prior to the Date of Closing, including welfare or pension plans, sick pay, personal leave, vacation plans, bonuses, commissions, severance pay obligations, expenses, or collective bargaining agreements;

4.8.2 Liabilities for workers compensation claims for injuries occurring prior to the Date of Closing;

4.8.3 Except for taxes or charges on accounts receivable purchased and collected by Purchaser for sales, liabilities, property, income, excise, workers or unemployment compensation taxes, charges or claims, incurred in connection with the sale of the Purchased Assets, or incurred in connection with the Business based upon a transaction or occurrence on or before the Closing Date;

4.8.4 Liabilities arising out of, or related to the presence of any Contaminant, or any condition arising out of, or related to any Contaminant to the extent known by Seller on or prior to the Closing Date;

4.8.5 Liabilities for fees for professional, brokerage and finders services incurred by Seller in connection with this transaction;

4.8.6 Damages to any person, entity or property arising out of:

(a) any breach of warranty, expressed or implied, or breach of contract, on the part of Seller in connection with the Business, arising from an event occurring before the Closing Date;

(b) goods delivered to customers or in transit to customers before the Closing Date, including Product Liability in accordance with Section 14.6; or

(c) for tortious conduct of Seller, or any of its employees or agents, including negligence, fraud, strict tort or willful misconduct in connection with the Business, arising from an event occurring before the Closing Date.


5 SECTION . REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

Parent and Seller, jointly and severally, represent and warrant to Purchaser as follows:

5.1 Status of Parent and Seller.

Seller and Parent are corporations, duly incorporated, validly existing, and in good standing under the Laws of the States of Wisconsin and Nevada, respectively. Seller has all requisite corporate power and authority to carry on the Business and own the Purchased Assets.

5.2 [INTENTIONALLY BLANK]

5.3 Ownership of Seller.

All of the issued and outstanding shares of the capital stock of Seller are owned of record and beneficially by Parent.

5.4 Authorization of Sale.

Parent's and Seller's officers who sign and deliver this Agreement and the schedules and exhibits have the capacity, power, and authority to do so. The board of directors of Parent (as sole shareholder of Seller) and the board of directors of Seller have authorized this Agreement and have authorized their respective officers to sign, deliver and perform this Agreement, and all related documents needed for and the performance of the Transaction. The signing, delivery, and performance of this Agreement by Seller does not as of the Closing
Date:

(a) except as disclosed on Schedule 5.4(a), violate any contract to which Parent or Seller is a party or that gives rise to a right of termination or acceleration under any contract by which Parent or Seller is bound, except where the violation or right would not have Material Adverse Effect and except as otherwise noted in this Agreement or on any Schedule to this Agreement;

(b) violate any provisions of the Articles of Incorporation, Regulations, by-laws, if any, or any other governing instruments or corporate documents of Parent or Seller;

(c) violate any federal, state or local law or regulation (collectively 'Law') of any Government, the violation of which would have a Material Adverse Effect;

(d) violate any order of any court binding upon Parent or Seller or affecting the Purchased Assets or the Business; or

(e) constitute an event that, after notice or lapse of time, or both, will result in any of the foregoing.

5.5 Binding Nature and Enforceability of Agreement.

This Agreement, and all other documents delivered to Purchaser at the Closing, are legally binding, upon and enforceable against, Parent and Seller.

5.6 Good Title.

Seller has good and marketable title to the Purchased Assets, free and clear of all Liens, other than Permitted Exceptions.

5.7 Compliance with Laws: Authorizations.

Seller is not in violation of any Law, relating to its ownership of, or use of, the Purchased Assets or the operation of the Business. To Seller's Knowledge, there are not, and Seller has not received any written notice of any allegations of, or inquiries concerning, any violations of Law by Seller.
Parent and Seller have (or individual employees of Seller have) all Authorizations necessary for the operation of the Business, all of which are valid and continuing. No proceeding, audit, inquiry, investigation, judicial or administrative process (collectively 'Proceeding') of any Government is pending to revoke or limit any of Seller's Authorizations or otherwise impose any conditions or obligations on the possession or transfer of any of them.

5.8 Tax Returns and Audits.

All Tax returns required by any Government, to be filed by or on behalf of Seller have been duly filed. Parent or Seller have paid, or will timely pay all Taxes owed by Parent or Seller with respect to the Business and Purchased Assets, that are due and payable, before or as of the Closing Date, including all social security Taxes, withholding Taxes, sales and use Taxes, property and income Taxes, unemployment insurance or workers compensation Taxes, and excise taxes under ERISA, but excluding any Taxes which, if due, (i) are not yet delinquent, or (ii) are being contested in good faith or have not been finally determined and are disclosed in Schedule 5.8.

5.9 No Other Sale.

Excluding this Agreement, and other agreements with Purchaser, Parent or Seller has not entered into any contract to sell (other than sales of Seller's inventory in the ordinary course of business) all or any portion of the Business or of the Purchased Assets.

5.10 Contracts.

Schedule 5.10 lists every written or oral contract ('Contract') regarding the Business entered into by Seller, or Parent on behalf of Seller that involves the total receipt or payment of consideration during the contract period in excess of $1,000.00. Schedule 5.10 also indicates every Contract that is to be assumed by Purchaser ('Assumed Contracts'). Schedule 5.10 includes contracts pertaining to:

(a) Collective bargaining;
(b) Licensing;
(c) Advertising or public relations;
(d) Distribution of Seller's products or services;
(e) Redetermination of price or cost reimbursement;
(f) Royalty agreements;
(g) Consulting;
(h) Employees, manufacturer's representative, independent contractors sales, professional services;
(i) Non-compete, business limitation or non-solicitation of employees or customers;
(j) Confidentiality with respect to information furnished or received by Parent or Seller concerning the Seller's Business;
(k) Intellectual Property;
(l) Past, present or future disposal of Contaminants; and
(m) Repair and maintenance of the Purchased Assets.

Except as disclosed on Schedule 5.10, all of the Assumed Contracts are assignable to Purchaser without any requirement to obtain the consent of any person or Entity. In the course of Purchaser's due diligence, Parent and Seller have delivered to Purchaser accurate and complete copies of each written Contract, and an accurate and complete written description of each oral Contract, in each case with all related modifications and amendments.

5.11 Compliance with Assumed Contracts.

Except for any failure to obtain consents to contact assignments disclosed as required on Schedules 5.10, (i) Parent and Seller have complied with all provisions of all Assumed Contracts; (ii) to Seller's Knowledge, with respect to Assumed Contract, there is no basis for a claim of default on Seller's part, nor has any event has occurred that, but for the passage of time or the giving of notice or both, would constitute a default by Parent or Seller; and (iii) to Seller's Knowledge, no party to an Assumed Contract, regarding the Business, is in default.

5.12 Financial Matters.

Parent and/or Seller have delivered to Purchaser complete and accurate copies of the financial statements of Seller listed on Schedule 5.12 (collectively the 'Financial Statements'). The Financial Statements have been prepared (i) in conformity with GAAP, except as expressly noted in those statements, and (ii) from the Seller's accounting books and records. The Financial Statements fairly present, in all material respects, the financial condition of Seller at the indicated dates, (including a reserve for all Seller Taxes and liabilities accrued, but not yet payable), the results of Seller's Business for the periods covered, and the changes in the financial position of Seller for the periods covered in all material respects.

Except as disclosed on Schedule 5.12, since the date of Seller's Interim Balance Sheet, there has not occurred:

(a) any adverse change in the Seller's Business;

(b) any damage or destruction to Assets of the Business in the nature of a casualty loss, even if covered by insurance;

(c) any increase in the compensation payable to any employee of Seller or any increase in employee benefit costs or in any Plan made for or with or covering any employee of Seller;

(d) any extraordinary loss (as defined by GAAP) suffered by Seller that, individually or in the aggregate, adversely affects the Business or the Purchased Assets, or any waiver by Seller of any rights that, singly or in the aggregate, adversely affects the Business or the Purchased Assets;

(e) any written notice of claims of third persons or entities against Seller that may result in any claims against or liabilities of Seller that, singly or in the aggregate, may result now or after Closing (i) in a reduction in the net worth of Seller, (ii) in a charge against the net earnings of Seller, or (iii) in any adverse change in the Business;

(f) any commencement of, settlement, or agreement to settle, any (i) private lawsuit, arbitration, mediation or other adversary proceeding or (ii) Government Proceeding, relating to the Business;

(g) any receipt of notification of termination of any Assumed Contract;

(h) any capital expenditures or commitments for capital expenditures;

(i) any sale or other  disposition or dissipation of any fixed assets of Seller;
or

(j) excluding general economic and public events, to Selle's Knowledge, any other event, condition or state of facts that would have a Material Adverse Effect on the Business.

5.13 Normal Conduct of Business.

Since the date of the Interim Balance Sheet:

5.13.1 Seller has only engaged in transactions that arose in the ordinary course of the Business.

5.13.2 Seller has continued:

(a) to pay its liabilities, including trade payables, on a timely basis, and in a manner consistent with past practice;

(b) to collect its receivables, in a manner consistent with past practice; and

(c) to replenish its inventory, in a manner consistent with past practice.

5.13.3 Seller has not accepted from its customers advanced payments for goods or services, or preinvoiced customers for goods or services to be delivered or rendered in the future.

5.14 [INTENTIONALLY BLANK.]

5.15 [INTENTIONALLY BLANK.]

5.16 [INTENTIONALLY BLANK.]
5.17
5.18 [INTENTIONALLY BLANK.]

5.19 Purchase Commitments.

Seller's purchase commitments (i) are not in excess of the normal, ordinary, and usual requirements of the Business, and (ii) are not inconsistent with past practices, and (iii) do not contain terms and conditions that are materially different from those usual and customary to Seller's historical practices.

5.20 Employment Matters.

Schedule 5.19 lists the names, dates of hire, current annual compensation rates, social security numbers, and other compensation arrangements of all of Seller's employees. Seller does not use or pay for any leased employees or use or pay for any independent contractors on a regular basis.

Except as disclosed in Schedule 5.19:

(a) To Seller's Knowledge, there are not any controversies, pending or threatened, between Seller and Seller's employees, including sexual harassment and discrimination claims, or claims arising under workers' compensation Law (collectively'Employee Claims'), and there is not any state of facts that could reasonably be expected to form the basis for any Employee Claims. There have not been any Employee Claims in the past three years.

(b) No charges have been filed against Seller by any Government or individuals within the past three years with respect to the Business that are pending alleging any violation of any anti-discrimination employment Law. Seller or Parent have not entered into any settlement or consent agreements with the Equal Employment Opportunity Commission or any comparable state agency with respect to the Business that may bind a successor business. Seller has not undergone any Government Proceeding regarding a violation or potential violation of the Fair Labor Standards Act with respect to the Business that is pending as of the Closing.

(c) As defined in ERISA, Seller is not an 'Employer' with an 'obligation to contribute' to any Plan and is not a member of a 'controlled group' (as defined in ERISA) in which any member of the controlled group has an 'obligation' to contribute to any Plan or Multiemployer Plan. The transaction will not result in a complete or partial withdrawal from any Plan or Multiemployer Plan.

(d) With respect to the Business, there is no union representation or collective bargaining agreement of Seller's employees, and to Seller's Knowledge, there has been no attempt by a labor organization to organize Seller's employees into a collective bargaining unit and there is no basis to believe that there is any imminent threat of an attempt to organize a union.

(e) Since the date of the Interim Balance Sheet, there has not been any increases made or promised in the level or rate of wages, salaries or other compensation, (including bonuses) of any employee, director, representative, or agent of Seller.

5.21 Employment Termination.

Upon the termination of the employment of Seller's employees, Purchaser will not be liable to any of Seller's employees for so-called 'severance pay,' vacation pay, sick pay, bonuses, if any, or any other compensation, benefits or payments by reason of anything done before or at the Closing Date.

5.22 Insurance.

Schedule 5.21 lists all insurance policies maintained for or by the Seller, including those which pertain to any Plans, and identifies for each policy (i) the underwriter, (ii) the policy number, (iii) the coverage type, (iv) the annual premium, (v) the expiration date, (vi) the coverage amount, and (vii) the amount of the deductible. All of the policies are in full force and effect and all premiums have been paid. Except for amounts that are deductible under policies of insurance described in Schedule 5.21, there is no liability as a self-insurer.

5.23 No Conflict of Interest.

Except as disclosed in Schedule 5.22, neither Parent or Seller, nor any of their shareholders, directors, officers, nor, to Seller's Knowledge, any management or supervisory employees of either own any interest in any Entity or have any business relationship with any person engaged in any business competitive with the Business or has any interest in any Entity that does business with Seller, has any interest in any property, asset or right that is used by Seller in the conduct of the Business, or has any contractual relationship with Seller respecting the Business.

5.24 Leased Assets; Other Assets.

Schedule 5.23 lists all property that is rented or leased, and used in connection with the Business. There is no non-real property used in the conduct of the Business or without which the Business could not be conducted, as presently conducted, that is not included in the Purchased Assets or disclosed as a rented or leased asset in Schedule 5.23, except for non-real property, the absence of which would not have a Material Adverse Effect.


5.25 Real Property.

Schedule 5.24 contains a complete and accurate list of all real property, including an accurate legal description, that is currently owned or leased by Parent or Seller and is used or required for the conduct of the Business. Parent or Seller holds a fee or leasehold estate (and will continue to do so at Closing) in all real property that is necessary for the conduct of the Business (collectively 'Real Property').

5.24.1 All of the improvements to the Real Property are in good operating condition, suitable for the purposes for which they are currently being used, and none of the improvements are in need of maintenance or repair, except for ordinary, routine maintenance and repair, which are not significant in nature or cost.

5.24.2 To Seller's Knowledge, there does not exist any state of facts from which it is reasonable to conclude that any improvements owned or leased, or any appurtenance or fixture in the improvements, or the operation or maintenance of the improvements, violates any (i) Contract; (ii) restrictive covenants; (iii) provisions of any Law, including any zoning regulation, building code or environmental law; or (iv) court order, which violation would have a Material Adverse Effect on the use of any improvement.

5.24.3 To Seller's Knowledge, (i) no condemnation proceeding is pending or threatened against the Real Property; nor is any change in any Law pending or threatened that, may interfere with the present use of any of the Real Property;
(ii) no Government Proceeding has commenced, with respect to the Real Property from which it is reasonable to conclude that a Government is considering any action that will result in a Material Adverse Effect upon the Business, (iii) no improvement of the Real Property encroaches upon any adjacent real property, and no improvement of any adjacent real property encroaches upon the Real Property; and (iv) no easement rights over or with respect to the Real Property are required in order to continue to use the Real Property in the same manner as the current use with respect to the conduct of the Business.

5.24.4 Parent or Seller does not have any duty to remove any improvements made upon the Real Property.

5.24.5 In the past three years there has been no interruption in the delivery of adequate service of any utilities or other public authorities required in the operation of the Business which has resulted in a Material Adverse Effect on the Business. The Real Property has water supply, storm and sanitary sewage facilities, telephone, gas, electricity, fire protection, and other public utilities which are sufficient to conduct the Business, except where the absence would not have a Material Adverse Effect.

5.24.6 No improvements have been made to the Real Property before the Closing Date such that any person or entity may obtain a mechanic's lien against the Real Property by reason of services rendered or materials furnished that have not been paid when due.

5.24.7 All water charges and sewer charges pertaining to the Real Property that are or become due and payable before Closing will be prorated and allocated as provided for in Section 12.1.

5.24.8 No person or entity is in possession or has a right of possession, either present or future, and with respect to the Real Property, there are no outstanding variances or special use permits affecting the Real Property, the improvements, or the use of the Real Property.

5.26 Tangible Personal Property.

With respect to the tangible personal property included within the Purchased Assets, all of the tangible personal property is in good working condition, and is capable of being used for its intended purpose. All machinery and equipment has been maintained according to prudent business practices, consistent with industry standards, and as required by Law.

All tangible personal property included within the Purchased Assets is located at Seller's place of business.

5.27 Intellectual Property.

Parent or Seller have the unrestricted right to use (which right will cease as of the Closing), free and clear of any rights or claims of others, all of the Intellectual Property and the customer lists currently owned. Seller has the right to sell any products and services currently sold or furnished by it. Parent and Seller have the unrestricted right to use the name 'Roli Ink' as it is currently being used, free and clear of any rights or claims of others.

5.28 Employee Benefits.

5.27.1 With respect to the Business, Schedule 5.27 contains a list of each employee benefit provided to employees of the Seller, whether by written or oral contract or plan, to any one or more of Seller's employees or agents, including all Employee Benefit Plans and all other Plans, all qualified retirement plans, voluntary employee beneficiary associations, life insurance, death benefits, vacation pay benefits, health insurance or medical care benefits, disability insurance or benefits, accident travel insurance or benefits, accidental death and dismemberment insurance or benefits, unqualified deferred compensation or retirement benefits, retiree insurance or benefits, any phantom stock, stock appreciation right or stock option programs, supplemental benefit programs, split dollar insurance, golden parachute programs or Contracts that comply with Code @ 280G, and severance pay plans.

5.27.2 Purchaser has been provided accurate and complete copies of each of the written Employee Benefit Plans and other Plans, an accurate and complete written description of each oral Employee Benefit Plan and other Plan. Each Pension Plan, Welfare Plan, and other Plan maintained for employees of the Seller has been operated in accordance with its terms and applicable Law in all material respects. Except as otherwise set forth on Schedule 5.27, no Employee Benefit Plan or other Plan provides benefits for persons who are not active employees or directors of Seller.

5.27.3 Parent or Seller have not, and to the knowledge of either no other person or entity has, engaged in any prohibited transaction (within the meaning of ERISA @ 406 and Code @ 4975, excluding any transactions that are exempt under ERISA @ 408 or Code @ 4975) with respect to any Employee Benefit Plan maintained, or to which Parent or Seller contributes for the employees of the Seller, which could subject Parent or Seller or any other person or Entity to any Liability and no event has occurred and no condition exists that would subject Seller to any Tax under Code @@ 4971, 4972, 4977 or 4979, or to a fine under ERISA @@ 502(c) or 502(1). No pension Plan for Seller's employees has an Accumulated Funding Deficiency.

5.27.4 Parent does not maintain any Employee Benefit Plan or other Plan under which it would be obligated to pay benefits because of the consummation of the Transaction.

5.27.5 Except as disclosed on Schedule 5.27.5, Seller has no liability for any withdrawals from a Multi-employer Plan (as defined in ERISA);

5.29 Environmental Matters.

Except as set forth on Schedule 5.28, to Seller's Knowledge, the Business has been conducted, and currently is conducted, in a manner to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process all Contaminants, that complies with all applicable environmental Laws, except where this failure would have no Material Adverse Effect. Except as set forth on Schedule 5.28, to Seller's Knowledge, the Seller has not been engaged, at any time, and currently is not engaging in any activity (nor is failing to act) in a manner that has resulted or may result in a release, or threat of a release, into the environment of a Contaminant in any quantity prohibited or regulated by Law. Except as set forth on Schedule 5.28, or except where this failure would have no Material Adverse Effect, to Seller's Knowledge,

(a) no Contaminant has been disposed of, generated on, treated on, buried beneath, or percolated beneath, and no disposal, generation, treatment, burial or percolation has been threatened in or near any real property previously or currently owned, leased or used by Seller;

(b) no real property previously or currently owned, leased or used by Seller, contains or has contained any underground storage tank.

(c) Parent or Seller has not received any notice of any nature from the Government pertaining to any asserted violation of any Law relating to the Business.

5.30 Business Records Intact.

With respect to the Business, all accounting books and records and all business records (collectively 'Records'), including all customer, and vendor records, of the Business are intact, complete, and accurate, except where the incompleteness or inaccuracy would not have a Material Adverse Effect.

5.31 Customer and Supplier Relations.

To Seller's Knowledge, none of the customers of the Business to whom more than $25,000.00 of sales were made by Seller in calendar years 1999 or 2000 have terminated, or have threatened in writing to terminate, their relationship with Seller or has during the past 12 months decreased or delayed or threatened in writing to decrease or delay, in any significant respect, its usage of Seller's services or products. Except as otherwise set forth in Schedule 5.30, in order to conduct business with its customers, Seller is not required to be an approved or a certified supplier for any of its customers, resulting from any approval or certification process required by a customer.

5.32 Suppliers.

With respect to Seller's Business, Schedule 5.31 contains a complete list of all suppliers of the Business as of the Closing that accounted for more than one percent of Seller's purchases in any one of the past three fiscal years ('Significant Suppliers'). No Significant Supplier or any supplier who is the Business's sole source of supply of any product or service has terminated, or threatened in writing to terminate, its relationship with Seller or the Business or has during the past twelve months decreased or delayed, or threatened in writing to decrease or delay, in any significant respect, its sale of products or services to Seller or the Business.

5.33 [INTENTIONALLY OMITTED.]

5.34 Prepayments and Deposits.

Since the date of the Interim Balance Sheet, Parent or Seller have not received any prepayments or deposits from customers for products to be shipped, or services to be performed by Seller, in the future. Seller is not required, in the ordinary course of business, to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers of the Business.

5.35 Insolvency.

No  insolvency  proceedings  of any  type  including  bankruptcy,  receivership, reorganization, composition or arrangement with creditors, customers or suppliers, voluntary or involuntary, under any Law are pending or threatened against Seller.

5.36 Consents.

No authorization, approval, consent or order of, or registration, declaration or filing with, any court, Government, entity or person is required in connection with the signing, delivery or performance of this Agreement, any exhibit, or any other agreement, instrument or document to be delivered by, or on behalf of, Seller or Parent in connection with this transaction.

5.37 Brokers and Finders.

Messirow Financial is the only broker and/or finder used by Parent and/or Seller in connection with this transaction. Parent and/or Seller will be solely responsible for payment of said broker's/finder's commission or fee and will indemnify and hold Purchaser harmless with regard to such payment or claim therefor.

5.38 No Foreign Person.

Parent or Seller is not a 'foreign person' as contemplated by Code @ 1445(a).


6 SECTION . REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Parent and Seller as follows:

6.1 Status of Purchaser.

Purchaser is a corporation that is duly organized, duly incorporated, validly existing, and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to sign and perform this Agreement.

6.2 Authorization of Sale.

The officers of Purchaser who sign and deliver this Agreement and all instruments and agreements ancillary hereto or contemplated hereby have the capacity, power, and authority to do so. The Board of Directors of Purchaser has authorized Purchaser's officers to sign and deliver this Agreement and all related documents needed for the performance of this transaction. Except as disclosed on Schedule 6.2, and except for consents to Contract assignments disclosed on Schedules 2.1(e) and 5.10, the signing, delivery and performance of this Agreement, and all such related documents, by Purchaser through its officers, and the performance of this transaction does not:

(a) violate any contract to which Purchaser is a party;

(b)  violate  any   provisions  of   Purchaser's   Articles  of   Incorporation,
Regulations, by-laws, if any, or any of Purchaser's other governing documents or corporate documents;

(c) violate any law or regulation;

(d) violate any order of any court binding upon Purchaser or affecting the Purchased Assets, including Purchaser's Business;

(e) constitute an event that, after notice or lapse of time or both, will result in any of the foregoing.

6.3 Binding Nature and Enforceability of Agreement.

This Agreement, and all other documents delivered to Parent or Seller at the Closing and signed by Purchaser are binding upon and enforceable against Purchaser, in all respects.

6.4 Consents.

No Authorization of, or registration, declaration or filing with, any court, Government, entity or person is required in connection with the signing, delivery or performance by Purchaser of this Agreement, any exhibit, or any other agreement, instrument or document to be delivered by or on behalf of Purchaser in connection with this transaction.

6.5 Brokers and Finders.

No broker, finder or other person or entity acting in a similar capacity has acted on behalf of Purchaser in bringing about this transaction.


7 SECTION . SURVIVAL; ACCURACY AND COMPLETENESS; INDEMNITY

7.1 Survival of Representations and Warranties; Accuracy and Completeness.

7.1.1 The representations and warranties of Purchaser, or Parent and Seller, will survive the Closing of the Transaction for 18 months after the Closing Date.

7.1.2 No representation made or warranty given in this Agreement, and no statement contained in any Schedule or Exhibit delivered pursuant to this Agreement, will be enforceable more than 18 months after the Closing Date.

7.1.3 No representation made or warranty given will knowingly contain any untrue statement of a fact or knowingly omit to state a fact necessary to make the representations and warranties contained in this Agreement, in light of the circumstances in which they are made, not misleading.

7.1.4 The parties acknowledge that the representations and warranties contained in this Agreement are a significant inducement to the parties entering into this transaction.

7.2 Parent's and Seller's Indemnification and Defense.

Parent and Seller will indemnify Purchaser for any Damages, suffered by or resulting to Purchaser arising from any of the following:

(a) Any inaccurate representation made by either pursuant to this Agreement;

(b) Any breach of warranty given by either pursuant to this Agreement;

(c) Any default in the performance by either of any of the covenants to be performed by either under this Agreement, including any exhibits; and

(d) Any failure to comply with any bulk transfer laws.

Parent and Seller will also defend Purchaser at their cost(s), for any claim of any nature which results from the above.

7.3 Purchaser's Indemnification and Defense.

Purchaser will indemnify Parent and Seller for any Damages, suffered by or resulting to Parent or Seller arising from, any of the following:

(a) Any inaccurate representation made by Purchaser pursuant to this Agreement;

(b) Any breach of warranty given by Purchaser pursuant to this Agreement;

(c) Any default in the performance by Purchaser of any of the covenants to be performed by it under this Agreement, including any exhibits;

(d) The failure of Purchaser to discharge, perform or pay in full when due any liabilities of Parent assumed by Purchaser pursuant to the provisions of this Agreement; or

(e) The failure by Purchaser to pay in full when due any amounts payable by Purchaser to Parent or Seller pursuant to this Agreement.

Purchaser will also defend Parent and Seller, at its cost, for any claim of any nature which results from the above.

7.4 Limitations on Indemnification.

7.4.1 The obligations of indemnification of Seller or Parent under Section 7.2, and Purchaser under Section 7.3 are subject to the limitations and procedures as provided for in Articles 8 and/or 9.

7.4.2 Purchaser's sole remedies for breaches of representations and warranties in this Agreement will be to pursue indemnification remedies provided in this Agreement.

7.4.3 A further limitation on Seller's and Parent's obligations of indemnification is that notwithstanding any other provisions in this Agreement, Purchaser will not be entitled to assert any Claims for fraud, misrepresentation or similar causes of action for immaterial breaches of representations or warranties contained in this Agreement.


8 SECTION . RESOLUTION OF CLAIMS AND DISPUTES

9.1 Claims.

8.1.1 If any party ('Claiming Party') determines that it has a reason for indemnification ('Claim') for any item under Section 7.2 or 7.3, then the Claiming Party will send a written notice ('Charge Notice') to the other within 30 days after making its determination describing the nature and the amount of the Claim. While the Claiming Party will make a good faith effort to give the other party prompt notice, the failure of the Claiming Party to notify the other party within the 30 day period, does not relieve the other party from any liability for indemnification, except to the extent the other party was prejudiced by the delay.

8.1.2 No Claim will be asserted against any party until the aggregate amount of Claims for indemnification exceeds $20,000.00 and then the Claim will be only to the extent the reasons for indemnification exceed $20,000.00

8.1.3 No party will be liable to any other party for Damages pursuant to indemnification or otherwise, that, in an amount in excess of sum of (i) the Purchase Price as adjusted; plus (ii) the liabilities assumed under Section 4.3.1; plus (iii) any contingent consideration under Section 4.7; minus any payment made under Section 4.4.



9.2 Resolution of Disputes

All disputes that cannot be resolved among the parties will be litigated in the state or federal courts located in Cleveland, Ohio. Parent and Seller agree to voluntarily submit to the jurisdiction and venue of courts located in Cleveland, Ohio for the purposes of resolving disputes and Claims under this Agreement.


10 SECTION . RESTRICTIVE COVENANTS OF PARENT AND SELLER

10.1 Noncompetition.

During a period of five consecutive years commencing on the Closing Date (the 'Noncompetition Term'), if Purchaser will not have violated the provisions of this Agreement or any agreement or instruments related hereto, Parent and Seller, alone or in association with others, will not within any geographic area in which Seller has conducted business at any time, or any geographic area in which Purchaser is, now or in the future, conducting business at any time (collectively the 'Restricted Area'), directly or indirectly:

(a) establish, own, engage in, or operate any business that is engaged, in whole or in part, in any activity that is competitive with the business of Purchaser, its subsidiaries or parent as of the Closing Date ('Prohibited Activity'); or

(b) become associated with, or advise or assist, any business, firm, partnership, individual, corporation or any other entity represented in or conducting business in the Restricted Area if that business entity is engaged, in whole or in part, in any Prohibited Activity.

10.2 Nondisclosure and Non Use of Proprietary Information.

Parent and Seller will transfer and assign to Purchaser, on the Closing Date, all of the trade secrets and other confidential and proprietary information regarding the Business, operations, customer lists, vendors, properties, research and development, accounts, books and records, data, business plans, operating results, sales, know-how, inventions, patents, copyrights, techniques for sales (marketing and otherwise), profits, products, products under development, customers, agreements with customers, suppliers, distributors, costs and financial data, memoranda, methods, devices, use of equipment, processes, procedures, formulas, pricing and other similar corporate properties of Parent or Seller (collectively 'Proprietary Information'). Parent and Seller recognize that the Proprietary Information constitutes valuable, special and unique assets and that the disclosure or improper use of the Proprietary Information will cause serious and irreparable injury to Purchaser, or the subsidiaries or the parent corporation of Purchaser.

Accordingly, as a material inducement for Purchaser to enter into this Agreement, Parent and Seller, at all times, will keep secret and confidential, and may not disclose, furnish, divulge, directly or indirectly any Proprietary Information unless and until such information enters the public domain. The provisions of this Section 9.2 will not apply to information (a) available to Parent or Seller from a source other than Purchaser, or (b) required to be disclosed by Law. If the Proprietary Information enters the public domain as the result of Parent's or Seller's act (or failure to act), then Parent and Seller will continue to keep the Proprietary Information both secret and confidential. Parent and Seller may not use or make use of the Proprietary Information for any purpose, at any time after the Closing Date.

If Parent or Seller is requested or required (by deposition, interrogatories, requests for information or other such documents, subpoena, civil investigation or similar process) to disclose any Proprietary Information, then Parent or Seller will provide an authorized officer of Purchaser with immediate notice of the request so that Purchaser at its costs may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

10.3 Noninterference.

During the Noncompetition Term, Parent or Seller may not within the Restricted Area solicit business from customers of Purchaser, divert or attempt to divert any business from Purchaser, induce, attempt to induce, any customer, distributor or supplier of Purchaser to modify or terminate its relationship with Purchaser, induce, attempt to induce, or assist others in inducing or attempting to induce any employee, agent, or independent contractor of Purchaser to modify or terminate his relationship with Purchaser, or employ or engage, or cause to employ or engage, or assist others to do the same.

10.4 Remedies.

If Parent or Seller breaches of any of its obligations under this Section 9, then, Purchaser may (i) institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain Damages for the breach of any of the terms of this section; (ii) seek a court order to enjoin Parent or Seller from performing any acts prohibited by this section, without the necessity of showing any damages, it being understood and agreed to by Parent and Seller that the performance by either of any acts prohibited by this section will cause and result in damage, and irreparable harm, to Purchaser; and
(iii) take any other action and seek any other remedies available in law or in equity to Purchaser in addition to the actions and remedies set forth in this Agreement.

The taking of any action, or the seeking of any remedy, by Purchaser pursuant to this section is not exclusive of, nor does it constitute the waiver of, any other action or remedy available in law or in equity to Purchaser. Purchaser's right of recovery of any profits, compensation or revenues resulting from a violation of this Section 9 from Parent or Seller is not the exclusive remedy of Purchaser.

10.5 Reformation of Agreement.

The parties believe that the terms set forth in this Section 9 are reasonable. However, if any of the covenants contained in this Section 9 are found by a court of competent jurisdiction to be invalid or unenforceable for any reason, then the parties will request that the court exercise its discretion, to reform the covenant to the end that Parent and/or Seller is subject to those noncompetition, nondisclosure, or noninterference covenants that are reasonable under the circumstances and are enforceable by Purchaser.

10.6 Definitions.

As used in this Section 9, the phrase 'directly or indirectly' means either personally or through any person, firm or other entity with which Parent or Seller is associated or connected, in any capacity, including as a principal, agent, employer, stockholder, copartner, consultant, manager, member, co-venturer, advisor, lessor, representative, agent, independent contractor, lender, investor, or in any other capacity whatsoever in any venture, business or enterprise that engages in any Prohibited Activity. Nothing herein will prohibit Parent or Seller from owning less than five percent (5%) of the shares of any entity whose shares are publicly traded.

10.7 Independence of Covenants.

If Parent or Seller breaches or violates any of Parent's or Seller's obligations contained in this Section 9, then Parent and Seller will extend its obligations on the same terms and conditions for an additional period of time equal to the time that elapsed from the commencement of the breach or violation to the later of (i) the termination of the breach or violation or (ii) the final resolution of any private litigation stemming from the breach or violation.


11 SECTION . [INTENTIONALLY BLANK]


12 SECTION . ADDITIONAL COVENANTS OF THE PARTIES

12.1 Publicity and Disclosure.

Except to the extent required by applicable laws, Parent or Seller may not make any general announcement or press release concerning the Transaction without the prior written consent of Purchaser.

The parties may not disclose to any person or entity any of the terms or provisions of this Agreement or the Schedules or Exhibits, at any time, either before or after Closing, without first obtaining the written consent of all parties, except as required by a Court Order or as required by Law, in which event the party required to make the disclosure will immediately notify all other parties of the impending disclosure.

12.2 Amendment of Articles of Incorporation.

Within 7 days after the Closing Date, Seller will amend its Articles of Incorporation changing its corporate name to a name dissimilar to, and not infringing upon, the name acquired by Purchaser.

12.3 COBRA Compliance.

Parent and Seller will timely take all action to comply with and will be responsible for all costs, and liabilities with respect to Part 6 of Subtitle B of Title I of ERISA or Code @ 4980B(f) ('COBRA') and any similar state law.

Parent or Seller will continue the health benefit coverage required by COBRA and any similar state law and the provisions of this Agreement irrespective of the termination or elimination of any health benefit plan of Seller.

12.4 Employment Matters.

Upon Closing, Seller will terminate the employment of its employees. Purchaser may offer employment, on terms and conditions that Purchaser determines, to the employees of Seller, but Purchaser is not required to offer employment to any Seller's employees. Parent and Seller will cooperate with Purchaser by permitting Purchaser throughout the period before the Closing to meet with Seller's employees at any reasonable times that are approved by a representative of Seller, and to distribute to Seller's employees those forms and other documents relating to employment by Purchaser after the Closing that Purchaser reasonably requests. Parent and/or Seller will pay the cost of any compensation, severance or other benefits that are payable to Seller's employees pursuant to a contractual arrangement, if any, to whom Purchaser does not offer employment, or who do not accept employment with Purchaser. Nothing in this Section will be deemed to require Purchaser to retain any of Seller's employees it hires for any period of time or at any particular compensation rate or in any particular position.

12.5 Executive Bonus. On or before December 25, 2000, Parent will cause Seller to pay to Ann Knaack and Edward Alvarez the amount of any bonuses and other special compensation due to them, pursuant to Seller's customary bonus and compensation arrangements with Ms. Knaack and Mr. Alvarez.

12.6 Post-Closing Notices. For a period of three (3) years after Closing, Parent and Seller will use its best efforts to deliver promptly to Purchaser all notices or notifications received by either pertaining to Seller's Business or the Purchased Assets.


13 SECTION . PRORATION OF ADVANCED PAYMENTS AND LIABILITIES

In order that Seller and Purchaser fairly allocate between themselves, in accordance with GAAP, the economic benefit of:

(a) Advanced payments received by Seller from customers for products or services to be supplied by Purchaser after the Closing;

(b) Utility and other service charges related to the Business;

(c) The cost to Purchaser for any products to be sold (or services to be rendered) by Purchaser, or for contractual obligations performed by Purchaser after Closing for which Seller or Parent received the economic benefit before the Closing; and

(d) Parent's and Seller's Deposits and prepaid expenses.

Purchaser and Parent will allocate those items, if possible, on the Closing Balance Sheet (see Section 4.2), but in all events within 60 days following the Closing. Parent will pay, in cash to Purchaser, or Purchaser will pay in cash to Seller, the net amount owed, if any. The parties will resolve any dispute that they have, as to the proper allocation and proration amount, in accordance with the provisions of Section 4.2.3.


14 SECTION . CLOSING

14.1 Time

The transfers and deliveries contemplated by this Agreement (the 'Closing') will be deemed effective as of the actual Closing Date which is also the signing date of this Agreement first written above, or any other date, time or place that the parties agree upon in writing. For financial accounting purposes, Parent and/or Seller has the economic benefit (and will incur the economic detriment) of Parent's Business through 2,400 hours (local time at Business's location) the day before the Closing Date. Thereafter Purchaser has the economic benefit and will incur the economic detriment, except to the extent Purchaser is entitled to indemnification under this Agreement. The transfers and deliveries described in this Agreement are mutually interdependent and will be regarded as occurring simultaneously. No transfer or delivery becomes effective until all of the other transfers and deliveries provided for in this Agreement have also been consummated.

14.2 Deliveries at the Closing.

At the Closing, Parent and/or Seller and Purchaser will deliver to the other those items set forth in the Closing Agenda attached as Exhibit 13.

14.3 Place.

The parties contemplate the Closing occurring through exchange of facsimile documents and wire transfers to be followed by Federal Express delivering of any original documents not previously delivered.


15 SECTION MISCELLANEOUS

15.1 Further Acts.

The parties will perform any acts, and sign and deliver any other documents that are reasonably necessary to carry out the intent and the terms of the Transaction and of this Agreement.

15.2 Assignment.

No assignment by any party of this Agreement, or any right or obligation under this Agreement may be made without the prior written consent of all other parties, and any assignment attempted without that consent is void.

15.3 Situs of Agreement

The situs of this Agreement is Cleveland, Ohio. All matters pertaining to the validity, construction, and effect of this Agreement are governed by the internal laws of Ohio, without giving effect to any principles or rules of conflict of laws that applies the laws of another jurisdiction.

15.4 Further Assurances.

Effective immediately upon Closing of the Transaction, Parent and Seller appoint Purchaser the attorney-in-fact of Parent and Seller with full power of substitution, in the name of Purchaser, or the name of Parent or Seller, on behalf of and for the benefit of Purchaser,

(a) To collect all receivables and other items transferred and assigned to Purchaser, and to endorse, without recourse, all checks in the name of Seller, the proceeds of which will be credited to Purchaser under this Agreement;

(b) To prosecute, in the name of Parent or Seller, all proceedings that Purchaser deems proper to enforce any claim of any kind in or to the Purchased Assets; provided, however, that Purchaser will not be required to commence any litigation.

(c) To defend and compromise all actions, in respect of any of the Purchased Assets; and

(d) To do everything in relation to the collection of the receivables as Purchaser reasonably deems advisable.

The preceding powers are coupled with an interest and Parent or Seller may not revoke any of those powers, directly or indirectly, including by reason of the dissolution of Seller. Purchaser may retain for its own account any amounts collected pursuant to the foregoing powers, and Parent or Seller will pay or transfer to Purchaser, if and when received, any amounts that are received by Parent or Seller after the Closing in respect of any receivables or other assets or rights transferred to Purchaser. Upon the request of Purchaser, and at Parent's or Seller's expense, Parent or Seller will perform all further acts that are reasonably required to further transfer, assign, and confirm to Purchaser, or to aid and assist Purchaser in the collection, gaining of possession by Purchaser of, or maintaining, any of the Purchased Assets, or to vest in Purchaser good and marketable title to the personal property included in the Purchased Assets.

15.5 Assignment of Contracts, Rights, Etc.

Despite anything to the contrary contained in this Agreement or the bill of sale, this Agreement or the bill of sale do not constitute an agreement to assign any contract, or any right or benefit arising under, or resulting from, any contract, if an attempted assignment, without the consent of a third party, would constitute a breach of the contract, or if it would affect the rights of Purchaser under the contract. Parent and Seller will use commercially reasonable efforts to obtain the consent of the third party to any assignment of a contract to Purchaser in all cases in which consent of the third party is required for the assignment or transfer.

15.6 Product Liability.

(a) Parent and Seller, as applicable, will be responsible for all product warranty and product liability claims arising from the sale of such finished goods ('Product Liability') for goods delivered or in transit on or prior to the Date of Closing ('Parent's Product Liability'); Purchaser will be responsible for Product Liability for goods shipped after the Date of Closing ('Purchaser's Product Liability').

(b) Parent and Seller will indemnify, defend and hold Purchaser harmless from and against any and all Damages arising from Parent's Product Liability of which notice is given within six months after the Date of Closing; Purchaser will indemnify, defend and hold Parent and Seller harmless from and against any and all Damages arising from Purchaser's Product Liability. Indemnification pursuant to this Section 14.6 is not subject to any of the time or amount limitations provisions contained in Article 7.

(c) Parent will have the right to sell and to retain any proceeds from sales of returned product.

(d) The procedure for indemnification under this Section 14.6 will be the procedure contained in Article 8 of this Agreement.

15.7 Investigation Will Not Constitute A Waiver.

No investigation, or lack of an investigation, by Purchaser, or by any of its agents, will be deemed to constitute or imply a waiver of any rights that Purchaser has, including any right to indemnification as the result of any misrepresentation, breach of warranty, breach of a covenant in favor of Purchaser, or any other right of indemnification provided in this Agreement.

15.8 Counterparts.

The parties may sign several counterparts to this Agreement. Each counterpart, when signed, is an original for all purposes.

15.9 Partial Invalidity.

If any provision of this Agreement is invalid, is held illegal, or is unenforceable, then notwithstanding any invalidity, illegality, or unenforceability of the provision, the remainder of this Agreement will subsist and will be in full force and effect as though the invalid, illegal or unenforceable provision had been omitted from this Agreement.

15.10 Entire Agreement.

14.10.1 This Agreement embodies the entire agreement of the parties as to the subject matter contained in this Agreement. There are no promises, terms, conditions, or obligations between the parties regarding the subject matter of this Agreement other than those contained in this Agreement and the Schedules and Exhibits.

14.10.2 All Schedules and Exhibits are part of, and are incorporated into this Agreement by reference and are to be considered a part of this Agreement.

14.10.3 This Agreement supersedes all previous communications, representations, or agreements, either verbal or written, between the parties. Without limiting the generality of foregoing, no letter, telegram, or other communication passing between the parties, concerning any matter during the negotiation of this Agreement, is a part of this Agreement, nor does it have the effect of modifying or adding to this Agreement.

15.11 Additional Documents.

Each party will sign and deliver to all of the other parties after the Closing any other documents or instruments that are reasonably necessary to effectuate the provisions and purpose of the Transaction and this Agreement. Parent and Seller will perform all reasonable acts to cause any Authorizations issued to Parent or Seller to be assigned or transferred to Purchaser in order that Purchaser may conduct Seller's Business after the Closing.

15.12 No Amendment.

No amendment, modification, change or discharge of any term or provision of this Agreement will be valid or binding unless it is in writing and signed by all of the parties. No waiver of any of the terms of this Agreement will be valid unless signed by the parties against whom the waiver is asserted.

15.13 Time Periods.

Any action required to be taken within a certain number of days will be taken within that number of calendar days; provided, however, that if the last day for taking the action falls on a weekend or a holiday, then the period during which the action may be taken is automatically extended to the next business day.

15.14 Rules of Construction.

14.14.1 All terms and words used in this Agreement, regardless of the number and gender of their use, will be construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Agreement requires, as if the words were fully and properly written in the required number and gender.

14.14.2 Section headings are for reference purposes only and do not affect the meaning of this Agreement, in any manner.

14.14.3 Each party having fully considered and negotiated the terms of this Agreement, with the benefit of legal counsel, this Agreement may not be construed against either party.

14.14.4 The word 'including' means 'including, but not limited to' and is intended to provide examples without intending to limit the generality of any preceding phrase.

15.15 No Third Party Beneficiaries.

The parties do not intend to confer any legal or contractual rights or benefits upon any persons or Entities who are not parties to this Agreement, either directly or incidentally. All legal rights, duties, and obligations set forth in this Agreement bind and benefit only the parties to this Agreement.

15.16 Notices.

Any notice or demand required or permitted to be given under this Agreement, must be in writing, signed by the party giving or making the same, and must be delivered by certified mail, return receipt requested, or by personal hand delivery, to all parties at their respective addresses set forth below. If the delivery of any notice or demand cannot be effected as required, then the notice or demand may be served by any method authorized for the service of legal process as set forth in the Ohio Rules of Civil Procedure. Any party has the right to change the place to which any notice or demand, or other written instrument will be sent to it by similar notice sent in a like manner to all parties. The date of mailing of any notice or demand, if applicable, will be deemed to be the date of the notice or demand and is effective from that date. The addresses of the parties to this Agreement are as shown below:

          To Parent:       CGI Holding Corporation and Roli Ink Corporation
          and Seller       8410 Brookfield Avenue
                           Brookfield, Illinois 60513
                           Fax: 708-387-9872
                           Attn: John Giura

            Copy to:       Goodsmith, Gregg & Unruh
                           300 S. Wacker Drive, Suite 3100
                           Chicago, Illinois 60606
                           Fax: 312-322-0056
                           Attn: Marilee C. Unruh

       To Purchaser:       Braden Sutphin Ink Company
                           3650 E. 93rd Street
                           Cleveland, OH 44105
                           Attn: James Leitch, Chief Executive Officer

          Copy to:         Walter & Haverfield LLP
                           1300 Terminal Tower
                           Cleveland, OH 44113
                           Fax: 216-575-0911
                           Attn: James P. Conroy, Esq.


15.18 Binding.

This Agreement binds and inures to the benefit of the parties, and their respective assigns, personal representatives, and successors.


                                           [SIGNATURES ON FOLLOWING PAGE]



1

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year above written.

                           PARENT:
                           CGI HOLDING CORPORATION

                           By: /s/JOHN GIURA
                           Print Name: JOHN GIURA
                           Its: PRESIDENT


                           SELLER:
                           ROLI INK CORPORATION

                           By: /s/JOHN GIURA
                           Print Name: JOHN GIURA
                           Its: PRESIDENT

                           PURCHASER:
                           BRADEN-SUTPHIN INK COMPANY

                           By:/S/ JAMES S LEITCH
                           Print Name: JAMES L LEITCH
                           Its: CEO, TREASURER




                                               PERMITTED EXCEPTIONS

None.



                                                   SCHEDULE 1.16

                                                SELLER'S KNOWLEDGE

Eduardo Alvarez
John Giura
Ann Knaack



                                                   SCHEDULE 1.20

                                              YEAR-END BALANCE SHEETS

                              ROLI INK CORPORATION
                            COMPARATIVE BALANCE SHEET
                           DECEMBER 31, 1999 AND 1998

                                     ASSETS

                                                DECEMBER 31
                                    1999                      1998
                               ---------------         -------------------
CURRENT ASSETS
Cash                            $26,559                 $11,640
Accounts Receivable             392,603                 280,233
Inventory                       278,207                 179,203
Prepaid Insurance                     -                   2,868
Prepaid State Income Taxes            -                  14,341
                              ----------               ---------
TOTAL CURRENT ASSETS                     $697,369                $488,285

FIXED ASSETS
Cost Basis                     $512,850                $442,175
Less: Accumulated Depreciation  304,891                 269,094
                              ----------               ---------
NET FIXED ASSETS                          207,959                 173,081

OTHER ASSETS
Inter-Company - CGI Holding    $564,080                 $82,197
Inter-Company - SECO                  -                 176,414
                              ----------               ---------
TOTAL OTHER ASSETS                        564,080                258,611
                                        ----------             ----------

TOTAL ASSETS                            $1,469,408              $919,977
                                        ==========             ==========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts Payable               $117,972                 $91,015
Commissions Payable              41,488                  35,526
Accrued Corporate Taxes          21,312                       -
Notes Payable-Current Portion   273,536                 180,700
                              ----------                --------
TOTAL CURRENT LIABILITIES                 $454,308              $307,241

LONG-TERM LIABILITIES
Notes Payable                  $384,613                $199,831
Less: Current Portion           273,536                 180,700
                               ---------               ---------
    Subtotal                   $111,077                 $19,131
    Deferred Corporate Taxes     10,960                  10,740
                               ---------               ---------
TOTAL LONG-TERM LIABILITES                 122,037                29,871

STOCKHOLDER'S EQUITY
Capital Stock                    $1,682                  $1,682
Additional Paid In Capital      359,308                 359,308
Retained Earnings               672,073                 361,874
Treasury Stock                 (140,000)               (140,000)
                               ---------               ---------
TOTAL STOCKHOLDER'S EQUITY                 893,063               582,864
                                        ----------              ---------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                    $1,469,408              $919,977
                                        ==========              =========


                                                   SCHEDULE 1.21

                                         YEAR-END STATEMENTS OF CASH FLOW
                              ROLI INK CORPORATION
                         COMPARATIVE CASH FLOW STATEMENT
                 TWELVE MONTHS ENDED DECEMBER 31, 1999 AND 1998

                                                           TWELVE MONTHS ENDED
                                                               DECEMBER 31
                                                     1999                 1998
                                              --------------       -------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Profit                                          $310,198           $120,936
Adjustments to Reconcile Net Profit with Net Cash
   Depreciation                                       47,474             47,205
Other Changes:
Change in Accounts Receivable                       (112,370)            66,423
Change in Inventory                                  (99,004)            11,306
Change in Prepaid Expenses                             2,868                259
Change in Accounts Payable                            26,957             18,556
Change in Accrued Expenses                             5,962            (15,539)
Change in Accrued Income Taxes                        35,653            (86,878)
Change in Deferred Income Taxes                          220                918
Change in Inter-Company Receivables                 (305,469)          (258,611)
                                                 -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES                ($87,510)          ($95,425)

CASH FLOWS FROM INVESTING ACTIVITIES
Fixed Assets Acquired                                (82,352)           (14,972)
                                                 -------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Change In Notes Payable                             $184,782           $117,845
                                                 -------------      ------------
NET CASH CHANGE FROM FINANCING ACTIVITIES           $184,782           $117,845
                                                 -------------      ------------

NET CASH CHANGE                                      $14,919             $7,448

CASH BALANCE:  JANUARY 1                              11,640              4,192
                                                 -------------      ------------

CASH BALANCE:  DECEMBER 31                           $26,559            $11,640
                                                 =============      ============


Supplemental Information
 Interest Paid                                       $25,168             $5,706
 Income Taxes Paid                                    15,000            102,357




                                                   SCHEDULE 1.22

                                           YEAR-END STATEMENTS OF INCOME
                              ROLI INK CORPORATION
                    COMPARATIVE STATEMENT OF PROFIT AND LOSS
                 TWELVE MONTHS ENDED DECEMBER 31, 1999 AND 1998

                                            TWELVE MONTHS ENDED
                                DECEMBER 31, 1999             DECEMBER 31, 1998

SALES                                $3,095,158                    $2,350,329

LESS:  COST OF OPERATIONS             1,600,140                     1,299,307
                                    ------------                  ------------

GROSS PROFIT                         $1,495,018                    $1,051,023

LESS:  OPERATING EXPENSES               946,638                       854,111
                                    ------------                  ------------

NET PROFIT ON OPERATIONS               $548,380                      $196,911

LESS:  INTEREST EXPENSE                  25,168                         5,706
                                    ------------                  ------------

NET PROFIT BEFORE
CORPORATE INCOME TAXES                 $523,212                      $191,205

LESS:  CORPORATE INCOME TAXES           213,014                        70,269
                                    ------------                  ------------

NET PROFIT                             $310,198                      $120,936
                                    ============                  ============





                                                  SCHEDULE 2.1(c)

                                                 PREPAID EXPENSES


Rent and Taxes                   $2,310

Cars                                844

Insurance                         2,508

Garbage Pick Up                     105

Security                             46

Don Manly                           667
                               ---------
                                 $6,480
                               =========

                                                  SCHEDULE 2.1(d)

                                                   FIXED ASSETS

See list of Fixtures and Equipment on the attached.


                                                  SCHEDULE 2.1(h)

                                               INTELLECTUAL PROPERTY

Roli is a licensee of the following software programs:

Batchmaster 4.6

Peachtree 11.0

Microsoft Windows

Lotus 3.1

Label Right 3.0

Microsoft Works


                                 SCHEDULE 4.3.4

                   ADDITIONAL LIABILITIES ASSUMED BY PURCHASER

Liabilities relating to product liabilities described in Section 14.6 of the Agreement.

                                 SCHEDULE 5.4(a)

                            CONTRACTS TERMINABLE UPON
                         TRANSFER OF ASSETS TO PURCHASER

See  Contracts  listed under  'Contracts  Requiring  Consent to  Assignment'  on
Schedule 5.10.


                                  SCHEDULE 5.8

                             TAX RETURNS AND AUDITS

None.



                                  SCHEDULE 5.10

                                    CONTRACTS

Contracts Regarding the Business

i. Contract, dated January 31, 2000, between Seller and JADEnterprises.

ii Letter Agreement, dated July 14, 1000, between Seller and George Karounos (Geopak Incorporated).

iii. Proposal, dated September 15, 2000, between Seller and William Schneider.

iv. Lease Agreement, dated June 12, 1997, between Seller and Western States Envelope Company.

v. Lease Agreement, dated March 24, 1999, between Seller and Ambassador Envelope Company, including Addendum 1 to Lease Agreement.

vi. Service Agreement, dated January 1, 2000 between Roli and Nexus Management Solutions, LLC

vii. Agreement Number 125695/137832 between Seller and First Sierra Financial, Inc. - Bridgewater.

viii. Service Agreement, dated August 21, 2000, between the Seller and Superior Services - Hartland, a division of Superior of Wisconsin, Inc.

ix. Freedom Lease (Wisconsin Motor Vehicle Lease Agreement - Closed End), dated February 8, 1999, between Seller and Lexus of Brookfield.

x. Audi Financial Services Illinois Motor Vehicle Lease Agreement, dated April, 29, 1999, between Seller and Continental Audi Inc.

xi. Lease Agreement, dated September 22, 1992, between Seller and Norman Security Systems, Inc., as amended by the Amendment to Lease Agreement, dated June 16, 1997.

xii. Lease Number 01-300-23617-02-39001 between Seller and Mercedez-Benz Credit Corporation.

xiii. Manufacturer's Representative Agreement, dated October 8, 1998, between Seller and Jack Tusk (d/b/a Jetco).

xiv. Lease, dated December 1, 2000 among Nancy H. Glassner, Betty Burns and Seller.

Assumed Contracts

See Contracts i through xi and xiv listed under 'Contracts Regarding the Business'.

Contracts that Require Consent to Assignment

See Contract vii through xiv listed under 'Contracts Regarding the Business'.



                                  SCHEDULE 5.12

                                FINANCIAL MATTERS

Financial Statements Delivered by Seller

i.   Interim Balance Sheet, attached as Schedule 1.9.

ii.  Year-End Balance Sheets, attached as Schedule 1.20.

iii. Year-End Statements of Cash Flow, attached as Schedule 1.21.

iv.  Year-End Statements of Income, attached as Schedule 1.22.


                                  SCHEDULE 5.19

                               EMPLOYMENT MATTERS

Schedule of employees and wage rate attached.


                                  SCHEDULE 5.21

                                    INSURANCE

Copies of insurance documents attached.


                                  SCHEDULE 5.22

                             NO CONFLICT OF INTEREST

See the matters disclosed under Item 12 of the Form 10-KSB of Parent for the period ended December 31, 1999.

Agreement between Nexus Management Solutions LLC and Roli with respect to payroll and insurance for employees. John Giura is a member of Nexus Management Solutions.

                                  SCHEDULE 5.23

                           LEASED ASSETS; OTHER ASSETS

See Schedule 5.24.

Equipment leased pursuant to Agreement Number 125695/137832 between Seller and First Sierra Financial, Inc. - Bridgewater:
- QA Master 'MicroSoft Windows' based quality control software
- Color-Mail Software for the electronic transfer of colorimetric data
- InkMaster formulation & correction software
- QuickLink Software for the downloading of data from InkMaster to QuickInk

Equipment leased pursuant to Lease Agreement, dated September 22, 1992, between Seller and Norman Security Systems, Inc., as amended by the Amendment to Lease Agreement, dated June 16, 1997
     -   2 motion detectors
     -   1 door contact
     -   1 space block for the above

1999 Lexus RX300

1999 Audi A4 Quattro


                                  SCHEDULE 5.24

                                  REAL PROPERTY

Property commonly known as 4010 W. Douglas Avenue, Milwaukee, WI 53209 and legally described as follows:

(See attached)



                                  SCHEDULE 5.27

                            EMPLOYEE BENEFIT MATTERS

Nexus Management Solutions Health Plan

Nexus Management Solutions Vision Plan

Nexus Management Solutions Dental Plan

Nexus Management Solutions Long-Term Disability Insurance Plan

CGI 401(k) Profit Sharing Plan



                                  SCHEDULE 5.28

                              ENVIRONMENTAL MATTERS

None.


                                  SCHEDULE 5.30

                         CUSTOMER AND SUPPLIER RELATIONS

None.


                                  SCHEDULE 5.31

                                    SUPPLIERS

Wolstenholme International

CDR Pigments & Dispersions

Commerce Industrial Chemicals

Hevcotech Ltd.

Illing Co. Inc.

SC Johnson Polymer

Knight Colors & Chemicals

Fuchs Lubricants Co.

Morton International Inc.

Magruder Color Company

Quantum Colors Technology

Rohm & Haas Company

Resinall Corporation

Bub Polifus Enterprises

Sacco Midstates Inc.

Shamrock Technologies Inc.

Solutions Dispersions Inc.

Sun Chemicals Corporation

Van Waters & Rogers Inc.

Midwest Graphics Sales Inc.